UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2017

HUNTINGTON INGALLS INDUSTRIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-34910	90-0607005
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

4101 Washington Avenue, Newport News, Virginia		23607
(Address of Principal Executive Offices)		(Zip Code)

(757) 380-2000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

3.483% Senior Notes due 2027

On December 1, 2017, Huntington Ingalls Industries, Inc. (the “Company”) completed its previously announced offering of $600,000,000 aggregate principal amount of 3.483% Senior Notes due 2027 (the “Notes”).

The Notes were issued pursuant to an indenture, dated as of December 1, 2017 (the “Indenture”), by and among the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee. The Notes are fully and unconditionally guaranteed, jointly and severally, on an unsecured basis, by each of the Company’s domestic subsidiaries that guarantees debt under the Company’s credit agreement and, subject to certain exceptions, by any wholly owned domestic subsidiary that incurs or guarantees debt under any other credit facility. The Notes are senior unsecured obligations of the Company, and the Notes and their guarantees rank equally in right of payment with all of the Company’s and the guarantors’ existing and future unsubordinated indebtedness, but are effectively junior to all of the Company’s and the guarantors’ existing and future secured indebtedness, to the extent of the value of the assets securing that indebtedness. In addition, the Notes are structurally subordinated to all of the existing and future obligations, including trade payables, of the Company’s subsidiaries that do not guarantee the Notes.

Interest on the Notes will be payable on June 1 and December 1 of each year until maturity, commencing on June 1, 2018. The Notes will mature on December 1, 2027.

At any time prior to September 1, 2027, the Company may redeem some or all of the Notes at a price equal to 100% of the principal amount of such notes plus accrued and unpaid interest, if any, to, but excluding, the redemption date, plus a “make-whole” premium.

On and after September 1, 2027, the Company may redeem some or all of the Notes at 100% of the principal amount of such notes plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Upon the occurrence of a “change in control triggering event,” the Company must offer to repurchase the Notes at a purchase price of 101% of the principal amount of such notes plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

Subject to certain qualifications and exceptions, the Indenture restricts the Company’s and certain of its subsidiaries’ ability to incur certain debt secured by liens or enter into certain sale and leaseback transactions, and limits the Company’s ability to consolidate, merge or sell or otherwise dispose of all or substantially all of its assets.

The Indenture provides for events of default that, if certain of them occur, would permit the trustee or holders of at least 25% in aggregate principal amount of the Notes then outstanding to declare the principal of and unpaid interest on the Notes to be immediately due and payable.

The Company intends to use the net proceeds from the sale of the Notes to redeem all of its $600,000,000 aggregate principal amount of 5.000% Senior Notes due 2021 on December 17, 2017.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture. A copy of the Indenture is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Registration Rights Agreement

On December 1, 2017, the Company, the guarantors party thereto and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA LLC and Wells Fargo Securities, LLC, as representatives of the initial purchasers of the Notes, entered into a registration rights agreement with respect to the Notes (the “Registration Rights Agreement”). The Company agreed under the Registration Rights Agreement to use commercially reasonable efforts to (i) file a registration statement on an appropriate registration form with respect to a registered offer to exchange the Notes for new notes, with terms identical in all material respects to the Notes and (ii) cause the registration statement to be declared effective under the Securities Act.

If the exchange offer is not completed on or before December 2, 2018 and in certain other cases, the Company will use commercially reasonable efforts to file and to have declared effective a shelf registration statement relating to resales of the Notes and keep such shelf registration statement effective until the date the Notes have been disposed of in accordance with the terms of the Registration Rights Agreement.

If the Company fails to satisfy its registration obligations with respect to the Notes (a “registration default”) under the Registration Rights Agreement, additional interest will accrue on the principal amount of the Notes at an annual rate of 0.25%. The annual interest rate on the Notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.00% per annum. The additional interest will accrue to and including the date such registration default ends.

If the Company is required to pay additional interest due to a registration default, the Company will pay such additional interest to the holders of the Notes in cash on the same dates that the Company makes other interest payments on the Notes.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement. A copy of the Registration Rights Agreement is filed herewith as Exhibit 4.3 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of December 1, 2017, by and among the Company, certain subsidiaries of the Company and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 3.483% Senior Note due 2027 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of December 1, 2017, by and among the Company, certain subsidiaries of the Company and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA LLC and Wells Fargo Securities, LLC, as representatives of the initial purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON INGALLS INDUSTRIES, INC.

Date: December 4, 2017	By:	/s/ Charles R. Monroe, Jr.
Charles R. Monroe, Jr. Corporate Vice President, Associate General Counsel and Secretary